Exhbit 99.1

Presidio Property Trust Announces Sponsorship of $150 Million SPAC Offering

SAN DIEGO, CA / ACCESSWIRE / January 7, 2021 / (NASDAQ:SQFT) (NASDAQ:SQFTP) Presidio Property Trust, Inc. (“Presidio” or the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today announced that the Company, through a newly formed wholly-owned subsidiary, has been identified as the sponsor in a registration statement on Form S-1 filed with the Securities and Exchange Commission (“SEC”) relating to proposed initial public offering of the following Special Purpose Acquisition Company (the “SPAC”):

-	Murphy Canyon Acquisition Corp. proposes to offer 15 million units to the public, each unit comprised of one share of common stock and three-fourths of one redeemable warrant, at a price of $10 per unit, and use the proceeds to acquire one or more businesses in the real estate industry, including but not limited to construction, homebuilding, real estate owners and operators, arrangers of financing, insurance, and other services for real estate, and adjacent businesses and technologies targeting the real estate space, which we refer to as “Proptech” businesses.

The business address and contact information for the SPAC is Murphy Canyon Acquisition Corp., 4995 Murphy Canyon Road, Suite 300, San Diego, CA 92123. The telephone number is 760-471-8536 and the email contact for investors is LHartkorn@presidiopt.com

The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. The public offering described above is being underwritten by A.G.P/Alliance Global Partners as sole book-running manager, with The Benchmark Company, LLC, serving as co-manager. It is anticipated that the offering will commence within the next 45 to 60 days and will be preceded by various “road-show” events that will be organized by the underwriters, during which time potential investors will have the opportunity to direct questions to the management of the SPAC regarding the proposed offering.

The registration statement relating to the securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The proposed offering will be made only by means of a prospectus. Copies of the preliminary prospectus may be obtained from: A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read the prospectus.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in office, industrial, and retail properties, and model home properties which are triple-net leased to homebuilders. Presidio’s model homes are leased to homebuilders located primarily in Texas and Florida and its office, industrial and retail properties are located primarily in Colorado, with commercial properties also located in North Dakota, Maryland, Texas and in Southern California. While geographical clustering of real estate enables Presidio to reduce its operating costs through economies of scale by servicing a number of properties with less staff, it makes Presidio susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the SPAC and Presidio, including those set forth in the Risk Factors section of the SPAC’s registration statement and the preliminary prospectus included therein. Copies are available on the SEC’s website at www.sec.gov. The SPAC and Presidio undertake no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244